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                                                                    EXHIBIT 23.6


                       Consent of Independent Accountants




KXII Broadcasters, Inc.
KXII Television, Ltd.


We consent to the reference to our firm under the captions "Selected Combined Financial Information of KXII" and "Experts" and to the use of our report with respect to the combined financial statements of KXII Broadcasters, Inc. and KXII Television, Ltd. dated April 9, 1999, except for Notes 10 and 12, which are as of April 19, 1999, in the Registration Statement on Form S-4 and related Proxy Statement/Prospectus of Gray Communications Systems, Inc.


                                    /s/ Jaynes, Reitmeier, Boyd & Therrell, P.C.
                                    -------------------------------------------


Waco, Texas
August 16, 1999